                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Stanley Bailey, C. Marvin Scott and Rick D. Gardner, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf, Superior Financial Corp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

   Hereby executed by the following persons in the capacities indicated on February 21, 2001 in Fort Smith, Arkansas.

         /s/ C. Stanley Bailey             Chairman of the Board of
 ________________________________________  Directors and Chief Executive
            C. Stanley Bailey              Officer

           /s/ Brian A. Gahr               Director
 ________________________________________
              Brian A. Gahr

          /s/ Rick D. Gardner              Director
 ________________________________________
             Rick D. Gardner

          /s/ Howard McMahon               Director
 ________________________________________
              Howard McMahon

          /s/ C. Marvin Scott              Director
 ________________________________________
             C. Marvin Scott

       /s/ Ben F. Scroggin, Jr.            Director
 ________________________________________
           Ben F. Scroggin, Jr.

          /s/ John M. Steuri               Director
 ________________________________________
              John M. Steuri

           /s/ John M. Stein               Director
 ________________________________________
              John M. Stein

       /s/ David E. Stubblefield           Director
 ________________________________________
          David E. Stubblefield